EXHIBIT 21.1

                              List of Subsidiaries

1.          ASI Acquisition Corp.;
2.          ASAP Acquisition Corp.;
3.          Cardinal Acquisition Corp.;
4.          EEI Acquisition Corp.;
5.          EPG Sub 1 Acquisition Corp.;
6.          EPG Sub 2 Acquisition Corp.;
7.          EPG Sub 3 Acquisition Corp.;
8.          EPG Sub 4 Acquisition Corp.;
9.          EPG Sub 5 Acquisition Corp.;
10.         EPG Sub 6 Acquisition Corp.;
11.         EPG Sub 7 Acquisition Corp.;
12.         EPG Sub 8 Acquisition Corp.;
13.         GTS Acquisition Corp.;
14.         HPSI Acquisition Corp.;  and
15.         TPLUS Acquisition Corp.